Exhibit 10.10
LEASING AGREEMENT OF THE BUILDING SET UP FOR FACTORY, WAREHOUSE AND OFFICES.
IN GUADALAJARA CITY, STATE OF JALISCO, TO EIGHTEEN DAY OF MAY YEAR TWO THOUSAND AND SIX, AND IN PRESENCE OF THE WITNESSES WHO AT THE END SIGNED THIS DOCUMENT, APPEARED ON THE ONE HAND, MR. ANTONIO SERGIO ARTURO FERNANDEZ VALENZUELA FROM NOW ON THE LESSOR AND ON THE OTHER HAND OCULUS TECHNOLOGIES OF MEXICO SA DE CV REPRESENTED BY MR. EVERARDO GARIBAY RAMIREZ FROM NOW ON THE LESEE, ALL OF THEM, MEXICAN, OF LEGAL AGE, CAPABLE TO AGREE AND TO COMMIT THEMSELVES, DECLARE THAT IT IS THEIR WILL TO CELEBRATE THIS LEASING AGREEMENT UNDER THE FOLLOWING TERMS AND CONDITIONS:
S T A T E M E N T S
1.- LESSOR DOES HEREBY DECLARE:
a.	That he is holder of the rights for use of the premise matter of this agreement, and that therefore, he counts on legal faculties to give it in leasing.
b.	That for legal effects his CONSTANCY OF REGISTRY IN THE FEDERAL TAX PAYER RECORD is FEVA-501215 5H4
2.- LESEE DOES HEREBY DECLARE:
a.	That it is a legally constituted mercantile society according to Mexican laws and that within its social object among others is the acquisition,

involvement, purchase, sale, distribution, commission, consignment, import, export and commercial transit in general by its own account or by third parties of all class of medical equipments, radiological of laboratory and treatment articles.
b.	THAT UNDER TESTIMONIAL TO DECLARE THE TRUTH MR. EVERARDO GARIBAY RAMIREZ has valid administration powers that have not been modified or revoked.
c.	That he has professional and personal capacity and is interested to lease premise referred in this agreement.
3.- ALL PARTIES DO HEREBY DECLARE::
That it is their will to celebrate the present Leasing Agreement and Guarantee it, under the following
TERMS AND CONDITIONS
FIRST. LESSOR gives in leasing and THE LESSEE receives in such concept, in perfect conditions of use and to his whole satisfaction the property marked with number 81 de la Calle Industria Vidriera, Zapopan Industrial, Zapopan, Jalisco which has an approximated surface of 800 square meters of warehouse and 340 square meters of offices, both with luxury finishes, with a total of approximately 1.140 meters of construction; THE LESSEE commits to exclusively use it for STORAGE AND OFFICES as long as they do not contravene what is set forth in clause EIGHTH. The leased building is received with all and each one of the goods and services listed in the inventory that is part of this agreement.

SECOND.- Parties consent in common agreement in terms of Article 2046 of the Civil Code effective in this date, that THE LESSEE will pay to THE LESSOR in terms of Article 2010 of the Civil Code an annual rent for the leasing of the building described in the previous clause, the amount of $869,400.00 (Eight hundred sixty nine thousand four hundred pesos) plus VAT to be paid in 12 equal monthly payments, the 18th day of every month of this year; rent that shall be paid in the address of “THE LESSOR” is located in Industria Maderera 142, Zapopan Industrial Norte, Zapopan, Jalisco; in the event of overdue payments THE LESSEE commits to pay to THE LESSOR a monthly interest of 3% on the overdue amounts.
The rent has been established in common agreement by the parties, based on the physical characteristics of the rented warehouse.
Payments of water, telephone, tenant fees, garbage collection and electrical energy as of the date of this agreement and until the total delivery of the building will be exclusive responsibility of THE LESSEE. THE LESSEE declares that has Municipal Licenses for WAREHOUSE AND OFFICES releasing THE LESSOR of any responsibility.
THIRD.- Parties agree that duration of this agreement will be one YEAR, counted from the EIGHTEEN of MAY 2006 and consequently concluding day SEVENTEEN of MAY of 2007, reason why in this later date THE LESSEE will return to THE LESSOR the premises matter of this agreement along with its improvements without right to indemnification for such concept.
THE LESSEE could obtain a one year extension for the next three annual periods unless the obligations described in this lease are not fulfilled.
If at the end of the present agreement THE LESSEE continues occupying the building without authorization in writing of THE LESSOR by means of a new signed agreement, during the respective judgment to recover premises, THE LESSEE shall pay a monthly rent equivalent to the amount that turns out by increasing 50% the monthly rent plus VAT without considering this agreement as being renewed since it is understood that such delay does not have consent of THE LESSOR
In case of an extended lease, the Annual Rent will increase every eighteen day of May years 2007, 2008, 2009 and 2010 according to the average Consumer Prices published by the Bank of Mexico, on April of the year previous to the month of April of the year corresponding to the increase.
Duration of this agreement is mandatory for both parties; if THE LESSEE wishes to conclude it in advance he shall notify it in writing to THE LESSOR three months in advance and shall cover as conventional penalty without judicial declaration, the equivalent to 30% of the total amount of rents that will be missing to execute the term of the agreement.
FOURTH.- Both parties consent that if THE LESSEE does not voluntarily evacuate the property rented at the end of the leasing term and continues in possession of the building without the consent of THE LESSOR for a period greater than ninety days after conclusion of the term, shall pay a fine equivalent to a 30% of the amount of the rents applied that THE LESSEE shall have had to pay for the term of this agreement without considering this leasing as being renewed since it is understood that such delay does not have consent of the LESSOR. This fine will become effective by the single delay in the delivery of the rented building. (Articles, 1310 and 1313 of the Civil Code)
FIFTH.- LESSEE shall at its own expense and responsibility maintain in good shape all the pipes, water taps, common drainages, WC, glasses, locks, plates, doors, floors, pipes, and electrical systems, as well as all the repairs required by the premise.
SIXTH.- Considering prohibitions mentioned in the diverse clauses part of this agreement and the stipulated ones by the law, THE LESSEE has strictly forbidden to sublease, grant of transfer the premise without the written consent of THE LESSOR and in the event of infringement THE LESSEE shall pay the fine stipulated in clause fourth of this agreement
SEVENTH.- THE LESSEE has strictly forbidden to make improvements without the written consent of LESSOR. All improvements, installations, adaptations or modifications to the rented property, although useful or decorative shall remain as benefit of this building and the Lessee will not have to right to ask for any kind or indemnification set up in terms of Article 931
If the adaptations, improvements and constructions were made without THE LESSOR’ consent it will be THE LESSOR option to keep them as benefit of the building or to remove them at The Lessee’s expense.
EIGHTH.- If derived of Lessee’s activities he keeps, stores or uses any kind of explosives or inflammable materials, he will be directly responsible to safeguard facilities, constructions and third parties contiguous buildings. Despite the previous issue, LESSEE shall ask in writing consent to “THE LESSOR” who will determine if request s approved.
Lessee at his expense shall maintain an insurance policy and have it effective throughout the time that occupies the building, to guarantee damages to the building and to third parties caused by fire, explosion and in general any other act that can cause some damage to the building or to third parties, with ample coverage to guarantee repairs caused by damages. LESSOR shall be the beneficiary and premium shall cover commercial price of the building.
NINTH.- Parties specifically consent that independently of the established ones by the law, the following casuals may rescind leasing:
a.	To sublease, transfer or grant rights related to the property matter of this agreement

b.	Failure to pay rents in the established term, that is the nonpayment or delayed payments

c.	Modify the leased building either with useful or decorative alterations. The laboratory modifications have been previously authorized by THE LESSOR and it does not cause the rescission of this lease.

d.	Give the rented property a different use from the stipulated one.

e.	Store in the building dangerous or inflammable substances that threaten its security, without having an insurance policy as mentioned in clause eighth of this Agreement.

f.	Damage the property.
In the event that THE LESSEE incurs in any of the casuals that originate rescission of leasing, fine set in clause Fourth of this Agreement will apply.
TENTH-. If THE LESSEE originates any breakdown to responsibilities set in this agreement and infringements to terms that may require judicial or extrajudicial suit, LESSEE shall be responsible for the expenses caused and shall pay the equivalent to four months of rent to pay attorney’s fees during the first instance, and another equal amount in the second instance.
ELEVENTH.- Conventional address to call THE LESSEE a suit will be the leased property one, and only in such address THE LESSEE will be called even if premise had been evacuated or abandoned. At the end of leasing, THE LESSEE shall give to THE LESSOR evidence that payments of water, telephone, tenant fees, garbage collection and electrical energy had been completely done until the total delivery of the building although bills covering THE LESSEE consumptions arrive once the premise had been evacuated.
TWELFTH .- THE LESSEE receives the rented property for the exclusively use of warehouse and offices, with electrical and hydraulic system in normal conditions of use, WC, washbasins, complete glasses and water pump, everything in perfect conditions and working to his complete satisfaction Lessee shall at its own expense and at all times, maintain the premises in the same good and safe conditions widely executing Article 2036 of the Civil Code for the State of Jalisco. Dully signed Inventory of the goods and services of the premise hereinafter are part of this agreement.
THIRTEENTH.- THE LESSEE” resigns specifically to the right of transfer.
On the contrary THE LESSEE will have the right to be the first to receive the offer of the building leased in case THE LESSOR decides to sell the building.
FOURTEENTH. — THE LESSEE commits himself to show at any time the property upon notice from THE LESSOR.
FIFTEENTH.- THE LESSEE shall deposit with Lessor $362,250.00 Pesos (THREE HUNDRED SIXTY TWO THOUSAND TWO HUNDRED PESOS) for the security to execute Lessee’s obligations under this lease, amount that will be refunded by THE LESSOR to THE LESSEE three months after THE LESSEE had evacuated the building and premises does not present damages and do not exist pending debits to cover and that still are THE LESSEE responsibility. This amount will not generate any interest. By separate document THE LESSOR shall issue the corresponding acknowledgement receipt of this deposit.
SIXTEENTH.- THE LESSEE” commits himself to timely carry out and cover at his own expense maintenance works such as gardening, painting, coating, etc.
SEVENTEENTH.- The parties agree that THE LESSEE shall comply with ecological norms and urban development regulations indicated by the laws; THE LESSEE specifically declares that is able to execute 100% such norms and regulations. THE LESSE must pay the annual rent independently of closing or closure by any authority.

EIGHTEENTH.- PARTIES agree that for the fulfillment, interpretation and execution of the Agreement, PARTIES submit themselves to the jurisdiction and competence of the courts of Jalisco state with explicit waiver to their respective present or future personal addresses for any other reason
The foregoing constitutes the entire agreement between parties and it is signed in presence of the undersigned witnesses

LESSOR	LESSEE

C.P. ANTONIO SERGIO ARTURO	OCULUS TECHNOLOGIES OF
FERNANDEZ VALENZUELA	MEXICO, S.A. DE C.V.
REPRESENTED BY :
EVERARDO GARIBAY RAMIREZ

WITNESS	WITNESS
I ACKNOWLEDGE RECEIPT FROM MR. ANTONIO SERGIO ARTURO FERNANDEZ VALENZUELA OF THE FOLLOWING INVENTORY OF THE WAREHOUSE LOCATED IN INDUSTRIA VIDRIERA 81 DEL FRACCIONAMIENTO ZAPOPAN INDUSTRIAL NORTE, ZAPOPAN JALISCO.

AMOUNT	DESCRIPTION
4	DESKS IN “L” FORM DE 2.70 X 2.60 X .65
1	DESKS “L “ 1.85 X 2.10 X 1.85 X .90 1.22 X .50
1	DESK 1.60 X 1.83, 1.60 X .75 1.10 X .65
1	CABINET FOR FILING MADE OF CAOBILLA WITH BANAC
4	DOORS 1.51 X 1.22 X .61
7	MIRRORS .50 X .69 FOR BATHROOMS
1	BOX 1.08 X .57 X .40

2	YORK MINISPLIT 1 TON CAPACITY(12,000 BTU)
1	YORK MINISPLIT 1.5 TONS CAPACITY 18,000 BTU)
1	CONDENSER SERIAL NO. MOC 18RE16A: 0306-02030
1	CONDENSER SERIAL HLDA12FS-ADA:0404 A 04809
1	CONDENSER SERIAL HLDA12FS-ADA:0404 A 04764
1	VAPORIZER MHC18B16:0307-10317
1	VAPORIZER HLEA12FS-ADA:0404 A 04024
1	VAPORIZER RA HLEA12FS-ADA:0404 A 03396
1	YORK MINISPLIT AIR CONDITIONER HI-WALL 1 TON CAPACITY (12,000 BTUH)
1	VAPORIZDR HLEA12FS-ADA SERIE: 0404-A32465
1	CONDENSER HLDA12FS-AADA SERIE: 0404-A33179
1	YORK AIR CONDITIONING 2 TONS CAPACITY
2	AIR CONDITIONING CONTROLS HONEY WELL
1	THREE PHASES ENERGY CENTRE DE 200 AMPERS
1	CENTRO DE CARGA TRIFASICO CON UNA PASTILLA DE 100, UNA PASTILLA DE 50
1	CENTRO DE CARGA CON DOS PASTILLAS DE 20 DE 220 AMPERES Y UNA PASTILLA
13	SEARCHLIGHTS
5	SAVING LAMPS DE 13 WATTS
21	COLD LIGHT LAMPS
18	SET OF COLD LIGHT LAMPS

IN RECEIPT:

C.P. EVERARDO GARIBAY RAMIREZ
OCULUS TECHNOLOGIES OF MEXICO, S.A. DE C.V.

I ACKNOWLEDGE RECEIPT FROM MR. ANTONIO SERGIO ARTURO FERNANDEZ VALENZUELA OF THE FOLLOWING INVENTORY OF THE WAREHOUSE LOCATED IN INDUSTRIA VIDRIERA 81 DEL FRACCIONAMIENTO ZAPOPAN INDUSTRIAL NORTE, ZAPOPAN JALISCO.

AMOUNT	DESCRIPTION
6	LAMPS UIT CABINETS
6	SEARCHLIGHTS FOR THE GARDEN AND ENTRANCE
1	STAINLESS STEEL KITCHEN CON SLASH
2	WHITE WC WITH ACCESSORIES
5	BONE-COLORED WCS WITH ACCESSORIES
5	WASHBASINS WITH TAPS AND ACCESSORIES
2	WASHBASINS WITH TAPS AND ACCESSORIES
1	ELECTRIC CURTAIN WITH 1HP MOTOR
1	GAS TANK DE 116 LTS.
1	WATER PUMP OF 1/4 HP
1	RACK PARA SERVER AND BTICINIO SWITCHBOARD
1	BTICINIO INTERFON WITH TWO TELEPHONES
1	SMALL KITCHEN FOR COFFEE PREPARATION
1	WASHBASIN IN THE WAREHOUSE
13	WOODEN DOORS
5	BATHROOMS EXTRACTOR
3	METALIC DOORS
1	WOODEN DESK IN THE RECEPTION
1	MAMPARA EN BAÑOS DE HOMBRES PLANTA BAJA

IN RECEIPT:

C.P. EVERARDO GARIBAY RAMIREZ
OCULUS TECHNOLOGIES OF MEXICO, S.A. DE C.V.